                                    AGREEMENT


BETWEEN:       ATHENA MEDICAL CORPORATION, a Nevada corporation ("AFEM");

AND:           CORT MACKENZIE & THOMAS, INC., a Delaware corporation ("CMT")

DATED:         Effective November 1, 1995


RECITAL:

     The parties have previously entered into an arrangement, evidenced by letters dated November 4, 1994, November 7, 1994, January 10, 1995, February 10, 1995, an unsigned letter dated on or about February 12, 1995 and an undated, unsigned draft agreement issued in July, 1995, under which CMT would have the exclusive right to manufacture, distribute and sell various current and future products of AFEM with the People's Republic of China and other countries and areas. The parties agree to cancel and terminate such arrangement, and to release and discharge each other from their respective obligations, commitments and duties arising under such arrangement, on the terms and conditions set forth below.


AGREEMENT:

     1. In consideration of expenses incurred and investments made by CMT in establishing an equity joint venture in the People's Republic of China for the purpose of introducing, marketing and selling AFEM's Fresh 'N Fit-Registered Trademark- interlabial Padettes (the "Padette") in the People's Republic of China, including obtaining, through its affiliated joint venture in the PRC, Beijing Kang Mei Biological Products, Ltd., marketing and sales approval from the Beijing City Health Department's Consumer Goods Inspection Directorate, in consideration of CMT's consent to the cancellation of the earlier arrangement, and in consideration of the provisions of this Agreement, the parties now agree:

          1.1 AFEM shall pay Cort MacKenzie & Thomas, Inc. ("CMT") the sum of US$0.0025 (1/4 of one U.S. cent) for each Padette sold by AFEM to customers within the People's Republic of China, or sold by AFEM knowingly to third parties for export and resale in the People's Republic of China, during a three-year term commencing on the effective date of this Agreement and terminating on the third anniversary thereof.

          1.2 Provided, however, that no such payments to CMT shall exceed US$100,000.00 in any twelve-month period (beginning on the effective date of this Agreement). Amounts which would have been payable to CMT but for such limitation shall not be carried into future years.

          1.3 For purposes of the above, the word "sold" means receipt by AFEM of payment for such Padettes, but excludes receipts from Beijing Kang Mei Biological Products, Inc. or its affiliates or owner(s).

          1.4 Payment by AFEM to CMT for sales pursuant to this Paragraph 1 will be made within 30 days after the end of each calendar quarter of the term, with the first such payment due on April 30, 1996 (for the quarterly period ending March 31, 1996 and the two months of the prior quarter).


Page 1 - AGREEMENT (AFEM/CMT)

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CMT recognizes that AFEM is not warranting any particular level of sales of
Padettes in China during any period or periods of the term.

     2. Any notice, advice or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered to a party or 24 hours after deposit in the United States Mail, first class postage prepaid by certified or registered mail, return receipt requested, or 24 hours after delivery to a recognized national overnight carrier, with overnight shipping charges paid, and addressed to such party as follows:

     If to AFEM:              Athena Medical Corporation
                              Attn: William H. Fleming, President
                              10180 SW Nimbus Avenue, Suite J-5
                              Portland, OR  97223

     If to CMT:               Cort MacKenzie & Thomas, Inc.
                              Attn:  Thomas C. Stewart, President
                              5335 Southwest Meadows Road, Suite 270
                              Lake Oswego, OR  97035

or such other address as a party may specify by a notice in writing, given in the same manner.

     3. Each party represents that it has not previously assigned, encumbered or otherwise transferred any right, liability or interest it has under the arrangement.

     4. This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Oregon, without regard to the conflict of laws rules of such state. If litigation is instituted by a party to enforce or interpret this Agreement, exclusive venue shall lie in Multnomah County, Oregon.

     5. THIS AGREEMENT CONTAINS THE FINAL AND EXCLUSIVE AGREEMENT AND UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF IT, AND SUPERSEDES ALL PRIOR UNDERSTANDINGS, LETTERS AND AGREEMENTS, ORAL OR WRITTEN. EXCEPT AS SET FORTH IN THIS AGREEMENT, THERE ARE NO PROMISES, REPRESENTATIONS, AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, AMONG THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. This Agreement may not be modified except by a writing signed by the party affected.

     EXECUTED by the duly authorized representatives of each party, to be effective as set forth above.

                                   ATHENA MEDICAL CORPORATION


                                   By  /s/  William H. Fleming
                                      -------------------------------------
                                       William H. Fleming, President

                                   CORT MACKENZIE & THOMAS, INC.


                                   By  /s/  Thomas C. Stewart
                                      -------------------------------------
                                       Thomas C. Stewart, President


Page 2 - AGREEMENT (AFEM/CMT)